UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 22, 2026

Forge Global Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-39794	99-4383083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
A special meeting of stockholders (the “Special Meeting”) of Forge Global Holdings, Inc., a Delaware corporation (the “Company”), was held virtually via the Internet at www.virtualshareholdermeeting.com/FRGE2026SM on January 22, 2026 at 12:00 p.m., Pacific Time. The Special Meeting was held in order to vote upon the proposals set forth in the definitive proxy statement of the Company filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2025 (as amended and supplemented by the Company in its Current Report on Form 8-K, filed with the SEC on January 14, 2026, the “Proxy Statement”) relating to the transaction contemplated by the Agreement and Plan of Merger, dated as of November 5, 2025 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, The Charles Schwab Corporation, a Delaware corporation (“Schwab”), and Ember-Falcon Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Schwab (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Schwab (the “Merger”).
As of the close of business on December 9, 2025, the record date for the Special Meeting, there were 13,844,606 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) issued and outstanding eligible to vote at the Special Meeting. A total of 9,687,311 shares of Common Stock were represented in person or by proxy at the Special Meeting, representing 69.97% of the total voting power of the holders of Common Stock, which constituted a quorum for the transaction of business at the Special Meeting.
All proposals considered and voted upon at the Special Meeting were approved, and the results of each are set forth below. Each proposal is described in the Proxy Statement.
Proposal No. 1
To adopt the Merger Agreement (the “Merger Agreement Proposal”). The proposal was approved by the votes indicated below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,666,293	570	20,448	—
Proposal No. 2
To approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the Merger. The proposal was approved by the votes indicated below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,547,013	55,391	84,907	—
Proposal No. 3

To approve, any adjournment of the Special Meeting, if a quorum is present and if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the Merger Agreement Proposal at the time of the Special Meeting. Because the Company’s stockholders approved the Merger Agreement Proposal, a vote on the proposal to adjourn the Special Meeting, as described in the Proxy Statement, was not called.
Item 8.01 Other Events.
On January 22, 2026, the Company issued a press release announcing the voting results from the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Press Release, dated January 22, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

January 22, 2026		/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer